Exhibit 99.1

December 20, 2022

Re: Strategic Student & Senior Housing Trust, Inc. (“SSSHT”)

Third Quarter 2022

Letter to Stockholders

Dear Stockholder,

We view ourselves as active asset managers that work closely with our on-site teams to influence positive outcomes. One of our key operational objectives at SSSHT in 2022 was to challenge our Operators and Managers to grow revenues while minimizing expenses. Through September 2022, here is summary of our Third Quarter (“3Q”) results:

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Senior Living Housing occupancies: increased 10 basis points from 88.7% as of June 30, 2022 to 88.8% as of September 30, 2022.
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Student Living Housing occupancies at YOUnion@Fayetteville: averaged 99% during 3Q. This market continues to show favorable supply/demand factors.

Excluding operations of the Tallahassee student property that was sold during the first quarter of 2022, we achieved meaningful positive operating results comparing 3Q 2022 vs 3Q 2021:

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Property Revenues: increased approximately $970,000
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Property Operating Expenses: increased approximately $620,000

While we are encouraged with our 3Q and Year over Year results, a number of challenges and risk factors remain including:

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We continue to have Covid outbreaks in our senior communities most of which have resulted in minor inconveniences for residents and families.
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We intend to invest the appropriate capital improvements in our communities to keep them attractive and market competitive.

Strategic Student & Senior Housing Trust, Inc. | 19900 MacArthur Blvd, Suite 250, Irvine, CA 92612 | 866.418.5144 | info@StrategicREIT.com | www.strategicreit.com

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We are seeing strong resident demand for our YOUnion@Fayetteville student community which we believe will allow us to grow rents meaningfully in AY 23-24.
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At our Senior Living Housing communities, we intend to continue to pass through rents and care fees to residents to hedge inflationary pressures on payroll and food costs.

In our prior stockholder letters, we announced that the Company would be making a special distribution in connection with the sale of the Tallahassee property. On December 16, 2022, our Board of Directors approved a special cash distribution of $0.04 per share for all stockholders payable in December 2022. This distribution is primarily the result of a successful sale of our YOUnion@Tallhassee student property in January 2022. The majority of the sale proceeds were used to repay the first mortgage on the property, reduce our Bridge Loan debt by $17 million and provide important operating capital to SSSHT. For additional questions regarding this special distribution, please see the attached Frequently Asked Questions (“FAQ”).

We continue to work hard to organically grow the bottom lines at our communities to enhance value to our stockholders. While the capital markets remain disrupted we will maintain our diligence over those factors in our control and endeavor for a positive 2023 operating outcome.

Sincerely,

John Strockis CEO and President

Strategic Student & Senior Housing Trust, Inc. | 19900 MacArthur Blvd, Suite 250, Irvine, CA 92612 | 866.418.5144 | info@StrategicREIT.com | www.strategicreit.com

Strategic Student & Senior Housing Trust Special Distribution FAQ

Why am I receiving a special distribution?

In connection with the sale of the Tallahassee property in January 2022, the Company is making a special distribution to all stockholders for a portion of the gain received from that disposition.

Has the Board determined an amount per share for the special distribution?

The board has approved a special distribution in the amount of $0.04 per share to all stockholders.

How will the special distribution be sent to investors?

The funds will be sent via the distribution instructions the stockholder has on file with the company. Distribution reinvestments will not apply to this special distribution. All distributions will be paid in cash.

When will the special distribution be paid?

The funds are expected to be distributed in December 2022. Please allow a few days for funds to settle in each account.

Can stockholders reinvest their special distribution back into the REIT?

No. Since this is a special distribution, a stockholder holder may not reinvest these proceeds back into the REIT.

Will I be taxed on the amount of the special distribution?

Stockholders will receive a 1099-DIV for the 2022 tax year and the distribution will be designated as a capital gain dividend. Company does not provide tax advice and because each investor’s tax considerations are different, we suggest that you consult with your tax advisor regarding the impact of the special distribution on your tax situation.

Strategic Student & Senior Housing Trust, Inc. | 19900 MacArthur Blvd, Suite 250, Irvine, CA 92612 | 866.418.5144 | info@StrategicREIT.com | www.strategicreit.com

Certain statements contained in this letter, other than historical facts, may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We intend for all such forward-looking statements to be covered by the applicable safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act, as applicable. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “seek,” “continue,” or other similar words. Such statements include, in particular, statements about our plans, strategies, and prospects and, in this letter, include our statements about expectations as to vaccination rates, resulting increased leads, tours and move-ins, student housing decisions and the pace of our expected recovery, all of which are subject to certain risks and uncertainties, including known and unknown risks, and are based on a number of assumptions which could cause actual results to differ materially from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of our performance in future periods. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this letter. We cannot guarantee the accuracy of any such forward-looking statements contained in this letter, and we do not intend to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. The risks, uncertainties, assumptions and other factors that could cause such forward-looking statements not to come to fruition include, among other things, future economic, competitive, and market conditions, including without limitation changes in the political and economic climate, economic conditions and fiscal imbalances in the United States and in the markets in which we operate, and other major developments, including wars, natural disasters, epidemics and pandemics, including the continuation of the novel coronavirus (COVID-19) pandemic and its effects on public health and on the economy, resulting government quarantine and shutdown orders, military actions, and terrorist attacks. The occurrence or severity of any such event or circumstance is difficult or impossible to predict accurately. To the extent that our assumptions differ from actual results, our ability to meet such forward-looking statements, including our ability to generate positive cash flow from operations and provide distributions to stockholders, and our ability to find suitable investment properties, may be significantly hindered. These risk and uncertainties that could cause forward-looking statements not to come to fruition also include those items that we identify as “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021, and other reports that we file from time to time with the Securities and Exchange Commission.

Strategic Student & Senior Housing Trust, Inc. | 19900 MacArthur Blvd, Suite 250, Irvine, CA 92612 | 866.418.5144 | info@StrategicREIT.com | www.strategicreit.com